Exhibit 10.17.2

SECOND AMENDMENT

TO THE

SAKS INCORPORATED DEFERRED COMPENSATION PLAN

(as amended and restated effective May 1, 2002)

The Saks Incorporated Deferred Compensation Plan (the “Plan”) is hereby amended, effective March 1, 2004, as described below, with such changes superceding any conflicting changes made by the First Amendment (which was effective April 1, 2004):

1. Subsection 4.01(b) is amended to read as follows:

“(b)	Stock Grant Account. In addition, if applicable, the Committee shall establish a separate book reserve account (the Stock Grant Account as defined in Section 2.25 hereof) for the purpose of determining deferred compensation payable to the Participant attributable to the deferral of grants of Corporate Stock under Section 4.06. Such account shall be governed by the provisions of this Article 4. The entire Stock Grant Account shall be maintained as one or more separate retirement stock grant buckets or in-service stock grant buckets. Each Participant may elect to maintain up to three stock grant buckets (in addition to the number of regular retirement and in-service buckets authorized in subsection 4.01(a)).”

2. Subsection 5.02(b)(2) is amended to read as follows:

“(2)	For the retirement bucket described in subsection 4.01(a)(1) and each retirement stock grant bucket described in subsection 4.01(b), the Participant shall designate the number of installments, from one to fifteen. In addition, the Participant shall elect (with respect to all retirement buckets) whether installments are to commence:

(A) as soon as possible after retirement, or

(B) after the end of the calendar year during which retirement occurs.

If a Participant fails to make an election between (A) and (B), he will be deemed to have elected the commencement date under (A) above. Notwithstanding the foregoing, the Committee shall have the authority to impose option (B) if the Participant’s retirement date occurs in the last three months of the calendar year.”

IN WITNESS WHEREOF, Saks Incorporated has caused this Second Amendment to the Saks Incorporated Deferred Compensation Plan to be executed by its duly authorized officer on this      day of             , 2004.

SAKS INCORPORATED

By:
Title:

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